UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 20, 2014 (May 15, 2014)

 KATE SPADE & COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10689	13-2842791
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Park Avenue, New York, New York	10016
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 354-4900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.

On November 19, 2013, Kate Spade & Company (the “Company”) entered into an agreement with the landlord of the premises located at 650 Fifth Avenue, a joint venture between Jeff Sutton’s Wharton Properties and SL Green Realty, to terminate the lease for its flagship Juicy Couture store in New York City in exchange for a $51.0 million payment.  On May 15, 2014, the Company surrendered such premises to the landlord and received proceeds of $45.8 million (net of taxes and fees), exclusive of $5.0 million previously received by the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KATE SPADE & COMPANY

Date: May 20, 2014	By:	/s/ Christopher T. Di Nardo
	Name:	Christopher T. Di Nardo
	Title:	Senior Vice President – General Counsel and Secretary